UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

265 Turner Drive

Durango, Colorado 81303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 9, 2020

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”), to be held on Thursday, January 9, 2020, at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, Durango, Colorado 81301. At the meeting, stockholders will be asked to:

1.	Elect seven directors to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	Ratify the appointment of Plante & Moran PLLC as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2020;

3.	Hold an advisory vote to approve the compensation of the Company’s named executive officers;

4.	Hold an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and

5.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Only record holders of the Company’s common stock at the close of business on November 22, 2019 are entitled to notice of, and to vote at, the meeting or any adjournments thereof. You can find more information, including the nominees for directors and details regarding executive compensation and our independent registered public accounting firm, in the attached proxy statement.

Each stockholder, even if he or she now plans to attend the meeting, is requested to submit his or her proxy as soon as possible. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors,

/s/ Bryan J. Merryman

Bryan J. Merryman
Chairman of the Board, Chief Executive Officer
and Chief Financial Officer

Durango, Colorado

December 10, 2019

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

265 Turner Drive

Durango, Colorado 81303

______________________________________

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on January 9, 2020

______________________________________

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, January 9, 2020, at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, Durango, Colorado 81301. This proxy statement and related proxy materials will first be made available to stockholders on or about December 10, 2019.

Each stockholder, even if he or she plans to attend the Annual Meeting, is requested to promptly submit his or her proxy and voting instructions as soon as possible. Any stockholder of record present at the Annual Meeting may withdraw his or her proxy and vote personally on each matter brought before the Annual Meeting.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

This proxy statement and our 2019 Annual Report on Form 10-K, as amended, are available on the Internet at www.proxy-direct.com.

Purposes of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	To elect seven directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

2.	To ratify the appointment of Plante & Moran PLLC as our independent registered public accounting firm for the fiscal year ending February 29, 2020 (Proposal 2);

3.	To hold an advisory vote to approve the compensation of our named executive officers (Proposal 3);

4.	To hold an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 4); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 1

Stockholders Entitled to Vote

The close of business on November 22, 2019 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 6,004,229 shares of our common stock were outstanding and eligible to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Vote

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by us.

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by executing and submitting the voting instruction form to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail.

Vote by Internet.  To vote over the internet go to the website identified on your proxy card or voting instruction form and follow the instructions, using your proxy card as a guide.

Vote by Telephone. To vote by telephone from within the U.S., please call the toll-free number located on your proxy or voting instruction form and follow the recorded instructions.

Vote by Mail. To vote by mail, please mark, sign, date and mail the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope.

If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our Board.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on January 8, 2020. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trustee or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” You should instruct your broker, bank or other nominee how to vote your shares by following the voting instructions provided by your broker, bank or other nominee. Brokers, banks or other nominees who hold shares in street name have discretionary authority to vote on certain “routine” items even if they have not received instructions from the persons entitled to vote such shares, such as the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2). However, brokers, banks or other nominees do not have authority to vote on “non-routine” items without such instructions. Such “broker non-votes” (shares held by brokers, banks or other nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any non-routine matter to be acted upon. If you are a beneficial owner (i.e., in street name) and you return your signed vote instruction form but do not indicate your voting preferences, your broker, bank or other nominee may not vote your uninstructed shares on any proposal other than Proposal 2.

In addition, you may vote in person at the Annual Meeting as described below under the heading “Attending and Voting at the Annual Meeting.”

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 2

Attending and Voting at the Annual Meeting

Only stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. In order to attend the Annual Meeting, stockholders may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the vote instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room at the Annual Meeting.

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares authorizing you to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also authorize your proxy or submit voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Quorum

There is no quorum requirement for the Annual Meeting. Pursuant to Section 211(c) Delaware General Corporation Law, the Delaware Court of Chancery ordered that the shares of stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the Annual Meeting, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the certificate of incorporation or bylaws of the Company to the contrary. The reduced quorum for the Annual Meeting is required by the Order of Final Judgement of the lawsuit filed in the Delaware Court of Chancery, captioned Louis Gesar v. Rocky Mountain Chocolate Factory, Inc., C.A. No. 2019-0764-AGB (Del. Ch.).

Required Vote

With respect to Proposal 1 (Election of Directors), you may vote “FOR” any nominee or “WITHHOLD” your vote as to any nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Members of the Board are elected by a plurality of votes cast, in person or by proxy, at the Annual Meeting. This means that the seven director nominees receiving the highest number of “For” votes cast in person or by proxy at the Annual Meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. Proxies marked “Withhold” and broker non-votes will have no effect on the outcome of this proposal.

You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposal 2 (Ratification of the Appointment of Plante & Moran PLLC as our Independent Registered Public Accounting Firm for the Fiscal Year Ending February 29, 2020) and Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation). You may vote in favor of “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on Proposal 4 (Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation). To be approved, each of Proposals 2 and 3 must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal. For Proposal 4, the advisory vote to approve the frequency of future advisory votes on the compensation of our named executive officers, the voting frequency option that receives the highest number of votes cast on the matter, in person or by proxy, at the Annual Meeting will be deemed the frequency recommended by stockholders. Abstentions and broker non-votes are not counted as votes cast in favor or against these proposals and will therefore not have any effect on the outcome of these proposals.

With respect to any other matters properly brought before the Annual Meeting, the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal will be the act of the stockholders. Abstentions and broker non-votes will not have any effect on the outcome of these proposals.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 3

Board Recommendations

The recommendation of our Board is set forth together with the description of each proposal below. In summary, our Board recommends a vote:

●	“FOR” the election of each of the seven director nominees (Proposal 1);

●	“FOR” the ratification of the appointment of Plante & Moran PLLC as our independent registered public accounting firm for the fiscal year ending February 29, 2020 (Proposal 2);

●	“FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3); and

●	“ONE YEAR” for the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (Proposal 4).

Solicitation of Proxies

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to soliciting proxies by mail, over the Internet and by telephone, our directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. They will not receive any additional compensation for these activities. We have engaged Georgeson LLC to act as our proxy solicitor and have agreed to pay them a fee not to exceed $90,000 plus reasonable expenses for such services. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Revocation of Proxies

A person giving his or her proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by (1) re-submitting his or her vote over the Internet or by telephone, (2) delivering written notice of revocation to our Secretary at our principal executive offices at 265 Turner Drive, Durango, Colorado 81303, (3) duly executing and delivering a proxy for the Annual Meeting bearing a later date, or (4) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy.

Voting Results

The voting results will be tallied by the inspector of election appointed for the Annual Meeting and filed with the Securities and Exchange Commission (the “SEC”) in a Current Report on Form 8-K within four business days following the Annual Meeting.

Termination of AB Value Solicitation

On December 3, 2019, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with AB Value Management LLC (“AB Value”) pertaining to the nomination and election of two directors to the Board at the Annual Meeting. Pursuant to the terms of the Cooperation Agreement, among other things, we agreed to nominate Andrew T. Berger and Mary K. Thompson for election to the Board. In addition, AB Value agreed to take, or refrain from taking, certain actions in connection with the Annual Meeting, including agreeing to withdraw its nominees for election to the Board and, subject to certain conditions, AB Value agreed to customary standstill and voting provisions in the Cooperation Agreement. See “Certain Relationship and Related Person Transactions—Cooperation Agreement” in this proxy statement for additional information on the Cooperation Agreement.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 4

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

Our Board currently consists of five directors. In connection with our entry into the Cooperation Agreement, the Board increased the size of the Board to seven directors in December 2019. Upon recommendation of the Nominating Committee and pursuant to the terms of the Cooperation Agreement, our Board has nominated Bryan J. Merryman, Franklin E. Crail, Clyde Wm. Engle, Scott G. Capdevielle, Brett P. Seabert, Andrew T. Berger and Mary K. Thompson for election to serve on the Board until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Pursuant to the Cooperation Agreement, we are nominating two new independent directors to serve on the Board: Andrew T. Berger and Mary K. Thompson. Additional information regarding Mr. Berger and Ms. Thompson is set forth below. See “Certain Relationship and Related Person Transactions—Cooperation Agreement” in this proxy statement for additional information on the Cooperation Agreement.

If a proxy is authorized, but voting directions are not made, the proxy will be voted, unless authority to vote is withheld by the stockholder, “FOR” the election of Ms. Thompson and Messrs. Merryman, Crail, Engle, Capdevielle, Seabert and Berger to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors. If any such nominee shall be unable to serve or will not serve for any reason, proxies may be voted for such other person or persons as shall be determined by the proxy holders in their discretion. Each of the nominees has consented to being named in this proxy statement.

Set forth below is certain information concerning each nominee for election as a director:

Name	Title/Position	Age	Director Since
Bryan J. Merryman	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	59	1999
Franklin E. Crail	Director	78	1982
Clyde Wm. Engle	Director	76	2000
Scott G. Capdevielle	Director	54	2009
Brett P. Seabert	Director	58	2017
Andrew T. Berger	Director Nominee	47	New
Mary K. Thompson	Director Nominee	56	New

The Board believes that our current directors, as a whole, provide the diversity of experience and skills necessary for a well-functioning board. All of our directors have substantial senior executive level experience. The Board highly values the ability of individual directors to contribute to a constructive board environment and the Board believes that the current board members, collectively, perform in such a manner.

Set forth below is a more complete description of each director’s background, professional experiences, qualifications and skills.

Bryan J. Merryman. Mr. Merryman joined us in December 1997 as Chief Financial Officer and Vice President - Finance. Since April 1999, Mr. Merryman also served as our Chief Operating Officer and as a director. In February 2019, Mr. Merryman was appointed as our Chief Executive Officer and was elected Chairman of the Board. From January 1997 to December 1997, Mr. Merryman was a principal in Knightsbridge Holdings, Inc., a leveraged buyout firm. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of after-market auto parts, from July 1996 to November 1997, and prior to July 1996, was employed for more than eleven years by Deloitte & Touche LLP, most recently as a Senior Manager. Mr. Merryman also currently serves as Chief Executive Officer of U-Swirl, Inc. (“U-Swirl”), a consolidated subsidiary of the Company, a position he has held since October 2014, and has served as Chairman of the Board of U-Swirl since January 2013. We believe that Mr. Merryman’s extensive operational, accounting and financial expertise, along with his extensive knowledge of our business and broad industry expertise, provides significant value and insights to the Board.

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Franklin E. Crail. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. He served as our Chief Executive Officer and President from November 1982 until his retirement in February 2019. He has served as a director since November 1982 and served as Chairman of the Board from March 1986 until February 2019. Prior to founding the Company, Mr. Crail was co-founder and President of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry. Mr. Crail has also served as a director for U-Swirl since January 2013. As our co-founder and as our former Chief Executive Officer and President, and director since 1982, we believe that Mr. Crail brings his leadership, extensive experience and knowledge of the Company, the industry, our customers and the investment community to the Board.

Clyde Wm. Engle. Mr. Engle has served on our Board since January 2000, and previously from December 1987 to August 1995. Mr. Engle is currently the Chairman of the Board, President and Chief Executive Officer of Lincolnwood Bancorp, Inc. (formerly known as GSC Enterprises, Inc.). Lincolnwood Bancorp, Inc. owned the Bank of Lincolnwood until June 2009 when the Bank of Lincolnwood came under control of the Federal Deposit Insurance Corporation. Mr. Engle has also served as a director of U-Swirl since January 2013. We believe Mr. Engle’s extensive executive and board experience brings governance, investment and strategic expertise to the Board.

Scott G. Capdevielle. Mr. Capdevielle has served on our Board since June 2009. Mr. Capdevielle founded, and has served as President, Chief Executive Officer and a member of the Board of Directors of, Syndicom, Inc., a software and consulting company, since 2000. Prior to founding Syndicom, Inc., from 1999 to 2000, Mr. Capdevielle was Chief Executive Officer and founder of Untv, Inc., a company pioneering user-generated web video and distribution on the Internet. From 1995 to 1999, Mr. Capdevielle founded and held the position of Chief Technical Officer and a member of the Board of Directors of Andromedia Corporation, a developer of web analytics software to Fortune 1000 companies prior to its sale to Macromedia, Inc. Mr. Capdevielle has been engaged in the software industry since 1993 and has served on several advisory boards and board of directors of technology companies from 1994 to present. Mr. Capdevielle has also served as a director of U-Swirl since January 2013. We believe that Mr. Capdevielle’s extensive executive and board experience brings operational, investment, strategic, technology and industry expertise to the Board.

Brett P. Seabert. Mr. Seabert has served on our Board since April 2017. Mr. Seabert, a Certified Public Accountant (“CPA”), has 30 years of experience in business management, operations, finance and administration. Mr. Seabert currently serves in various capacities, including as a director or executive officer of various companies, including Tanamera Construction, LLC, a high-end real estate development and construction company (since April 2007), TD Construction, LP, a construction company (since September 2009), Caughlin Club Management Partners, LLC, a health and tennis club and preschool owner and operator (since July 2008), and B&L Investments, Inc., a management and holding company (since March 2003). From 2001 to 2008, Mr. Seabert served as Chief Financial and Operating Officer of Tanamera Commercial Development, LLC. Between 1989 and 2001, Mr. Seabert served in various positions at CMS International, an owner and management company operating several casinos, most recently as Executive Vice President and Chief Financial Officer, including oversight of internal audit, risk management and human resource functions. Mr. Seabert has been primarily engaged in commercial and residential real estate development and construction for the past 18 years. From 1984 to 1989, Mr. Seabert was a practicing CPA with Deloitte & Touche LLP. We believe that Mr. Seabert’s extensive management, accounting and financial experience brings operational, investment, and strategic value and insights to the Board.

Andrew T. Berger. Mr. Berger is being nominated to the Board pursuant to the Cooperation Agreement. Mr. Berger has two decades of experience in investment analysis, investment management and business consulting. From March 1998 through January 2002, Mr. Berger served as Equity Analyst for Value Line, Inc. Since February 2002, Mr. Berger has served as President of Walker’s Manual, Inc., an investment publisher that he transformed into a business consulting company whose clients have included public and private companies. Since 2011, Mr. Berger has been the Managing Member of AB Value Management LLC, which serves as the General Partner of AB Value Partners, LP, an investment partnership which focuses on long-term investments in undervalued equities. Mr. Berger has been a director of Image Sensing Systems, a Nasdaq listed company that engages in the development and marketing of video and radar image processing products for use in traffic applications, since October 2015. Mr. Berger was appointed Executive Chairman of the Board of Directors of Image Sensing Systems in June 2016. Mr. Berger is also Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee of Image Sensing Systems. Since May 2017, Mr. Berger has been Chief Executive Officer of Cosi, Inc., a fast-casual restaurant chain that operates more than 60 domestic and international company-owned and franchised restaurants. He earned a B.S. in Business Administration with a concentration in finance from Monmouth University. We believe that Mr. Berger’s investment management experience, specifically experience within the food and franchising industry, qualify him to serve as a director of the Company.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 6

Mary K. Thompson. Ms. Thompson is being nominated to the Board pursuant to the Cooperation Agreement. Ms. Thompson is a veteran of the franchising industry. Since 2015, she has served as the Chief Operating Officer of Neighborly Brands (“Neighborly”), a service provider focused on repairing, maintaining and enhancing customers’ homes and businesses, where she oversees the ongoing business operations within the company. Neighborly is the holding company for 22 service-based franchise organizations focused on repairing, maintaining and enhancing homes and business properties. Neighborly provides a diverse array of specialty services through more than 3,700 franchised locations in ten countries with system-wide revenue of $1.8 billion in 2018. Prior to her appointment as Neighborly’s Chief Operating Officer, Ms. Thompson served as the President of Mr. Rooter Plumbing Corporation, a franchisor focused on independently owned and operated plumbing franchisees, from October 2006 to July 2015. From December 1994 to October 2006, Ms. Thompson served as the President of and held other various leadership positions (including being a multi-unit franchisee) with Cookies by Design, a franchise concept specializing in customized cookie gifts produced at mall-based retail locations. Ms. Thompson served as an Officer in the United States Marine Corps from December 1985 to April 1993. She earned her B.A. in English from the University of Texas at Austin and completed the mini MBA Program in franchise management at the University of St. Thomas College of Business. We believe that Ms. Thompson’s extensive business experience, especially with franchised companies, qualifies her to serve as a director of the Company.

Involvement in Certain Other Legal Proceedings

On March 29, 1994, a class action was filed in the Circuit Court for the 21st Judicial District, Centerville, Hickman County, Tennessee against National Development Company, Inc. (“NDI”) and Sunstates Corporation (“Sunstates”) for breach of contract by a class of purchasers (the “Plaintiffs”) of real property in a recreational development developed and marketed by NDI. The Plaintiffs brought the class action to recover for the diminution in value of their properties caused by the failure of NDI to complete the primary lake in the development. On January 19, 1999, Mr. Engle, one of our directors, was added as a defendant to the class action, alleging that Mr. Engle operated the two defendant corporations as his alter ego. On January 24, 2000, the court found the defendants NDI liable for over $2.5 million to the Plaintiffs for the diminution in value of their real property based on a failure to build an adjacent lake as promised. On August 30, 2005, a judgment was entered against Mr. Engle, personally, for the amount of the original judgment plus statutory interest (the “Tennessee Judgment”).

In a related case filed on October 29, 2007 in the Circuit Court for the Second Circuit, State of Hawaii, the Plaintiffs pursued a class action against Mr. Engle and others to set aside fraudulent transfers, for declaratory and injunctive relief and for damages. In that complaint, the Plaintiffs claimed they were unable to collect on the Tennessee Judgment and alleged that Mr. Engle engaged in a scheme to aggressively and fraudulently transfer assets and earnings to his wife to hinder, delay and defraud his creditors. Following a trial, a jury verdict was entered against Mr. Engle on March 3, 2010, whereby he was found to have fraudulently transferred shares of stock valued at $10,768,450 and the jury awarded punitive damages to the Plaintiffs in the amount of $43,073,800. Several post-trial motions were filed after the jury verdict but no judgement was ever entered by the court against Mr. Engle, and no material activity has occurred in this case since March 2010.

Family Relationships

No family relationships exist between any director or executive officer and any other of our directors or executive officers.

BOARD RECOMMENDATION: The Board unanimously recommends that the stockholders vote “FOR” the election of each of the seven director nominees to the Board.

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We are committed to maintaining sound corporate governance practices. The Board has formalized several policies, procedures and standards of corporate governance, some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further revising our governance policies and procedures, as appropriate.

Director Independence

Nasdaq listing rules require that a majority of the Board be comprised of independent directors. The Board has determined that Brett P. Seabert, Clyde Wm. Engle, Scott G. Capdevielle, Andrew T. Berger and Mary K. Thompson is each an independent director under applicable Nasdaq listing rules. Mr. Merryman is not independent due to his service as a current executive officer of the Company, and Mr. Crail is not independent due to his service as a former executive officer of the Company. The Board makes a determination regarding the independence of each director annually based on relevant facts and circumstances. Applying the standards and independence criteria defined by the Nasdaq listing standards, the Board has made a determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

Proxy Access Bylaw

In an effort to improve our corporate governance practices and in response to requests from our stockholders, in December 2019, the Board amended our bylaws to implement proxy access with the following parameters:

Ownership Threshold:	3% of outstanding shares of our common stock
Nominating Group Size:	Up to 20 stockholders may combine to reach the 3% ownership threshold
Holding Period:	Continuously for three years
Number of Nominees:	The greater of one nominee or 25% of our Board

We believe these proxy access parameters reflect a well-designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. Stockholders who wish to nominate directors for inclusion in our proxy statement in accordance with proxy access must follow the procedures in Section 2.13 of our bylaws.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, in accordance with Nasdaq listing rules, we have adopted a Code of Conduct applicable to all our officers, directors and employees. The text of each of the Code of Ethics for Senior Financial Officers and the Code of Conduct (together, the “Codes”) is available under Corporate Governance on the Investor Relations page of our website at www.rmcf.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement. If we waive, or implicitly waive, any material provision of either of the Codes, or substantively amend either of the Codes, we will disclose that fact on our website within four business days.

Board Meetings

During fiscal year 2019, the Board held six meetings. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the fiscal year and (ii) the total number of meetings held by all committees of the Board on which he or she served.

Board Attendance at the Annual Meeting

Although we encourage our directors to attend the Annual Meeting, we do not have a formal policy regarding a directors’ attendance at the Annual Meeting. Messrs. Crail and Merryman attended the 2018 Annual Meeting of Stockholders held in August 2018.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 8

Board Leadership Structure and Role in the Oversight of Risk Management

Since we were founded in 1981, we have employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board. We believe this traditional leadership structure benefits us as a combined Chairman/Chief Executive Officer role helps provide strong, unified leadership for our management team and Board. Furthermore, our customers, suppliers and other business partners have always viewed, and continue to view, our Chairman/Chief Executive Officer as a visionary leader in our industry, and we believe that having a single leader is good for our business. Accordingly, we believe a combined Chairman/Chief Executive Officer position is the best governance model for our company and our stockholders at this time. The Board has also appointed a lead independent director, who may preside over meetings of independent directors in the event of a potential conflict of interest that precludes our Chairman from participating, and has specifically designated Mr. Seabert as lead independent director.

Our Board oversees our risk management activities and implements its risk oversight functions through delegation to its committees. The Audit Committee is responsible for overseeing our financial reporting processes and systems of internal controls regarding finance and accounting and certain other risk management functions as are delegated to the Audit Committee by the Board. The Audit Committee provides a forum for communication among the Board, the independent auditors and our financial and senior management to facilitate open dialogue and promote effective risk management within our Company. In addition, the Audit Committee oversees our whistleblower/complaint procedures for accounting and auditing matters, which procedures provide that complaints or reports of suspected fraud, deficiencies or noncompliance relating to any accounting, internal controls or auditing matters should be promptly reported on an anonymous basis in writing to the chair of our Audit Committee. Similarly, under our Code of Ethics for Senior Financial Officers, persons who become aware of suspected violations of the Code of Ethics for Senior Financial Officers are encouraged to report such suspected violations promptly to the chair of the Audit Committee. Under these policies, the Audit Committee monitors, investigates and makes determinations and recommendations for action to the Board as a whole with respect to suspected violations. The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board of Director’s risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us. Our Nominating Committee is responsible for (i) assisting the Board in identifying individuals qualified to become members of the Board and (ii) approving and recommending qualified director candidates to the Board.

The Board and its committees encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its planning process.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Nominating Committee. Each of these committees operate under a written charter that has been approved by our Board. Each committee charter is available under Corporate Governance on the Investor Relations page of our website at www.rmcf.com.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 9

The following table is a summary of our committee structure and members on each of our committees:

	Audit Committee	Compensation Committee	Nominating Committee
Brett P. Seabert
Scott G. Capdevielle
Franklin E. Crail
Bryan J. Merryman
Clyde Wm. Engle

Chairperson Member Financial Expert

Audit Committee

The responsibilities of our Audit Committee include, among other things:

●	assisting the full Board;
●	overseeing the Company’s accounting and financial reporting principles and policies and internal controls and procedures;
●	overseeing the Company’s financial statements and the independent audit thereof;
●	selecting, evaluating and, where deemed appropriate, replacing the independent auditors; and
●	evaluating the independence and performance of the independent auditors.

The Board has determined that Brett P. Seabert is an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thus possesses “financial sophistication” as that term is used in applicable Nasdaq listing rules. The Audit Committee held five meetings in fiscal year 2019.

The Board has also determined that Brett P. Seabert, Clyde Wm. Engle and Scott G. Capdevielle, representing all of the members of the Audit Committee, are all "independent directors" under Nasdaq listing standards and SEC rules applicable to Audit Committee members.

Assuming election of our director nominees and pursuant to the Cooperation Agreement, after the Annual Meeting the Audit Committee will consist of Brett P. Seabert (Chair), Clyde Wm. Engle, Scott G. Capdevielle, Andrew T. Berger and Mary K. Thompson. The Board has determined that Andrew T. Berger and Mary K. Thompson "independent directors" under Nasdaq listing standards and SEC rules applicable to Audit Committee members.

Compensation Committee

The responsibilities of our Compensation Committee include, among other things:

●	assisting the full Board;
●	overseeing and discharging the responsibilities of the Board relating to the compensation of the Company’s executive officers and non-employee directors; and
●	overseeing the Company’s employee benefit plans.

The Compensation Committee has full authority delegated to it by the Board to determine compensation for our executive officers and non-employee directors. Under applicable corporate laws and regulations, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. The Compensation Committee determines compensation for our executive officers based on recommendations from our Chief Executive Officer. The Chief Executive Officer is not present during voting or deliberation on his own compensation. The Compensation Committee relies on its judgment when making compensation decisions after reviewing our performance and evaluating each executive’s performance, leadership ability and responsibilities, current compensation arrangements, and other factors. The Compensation Committee has not historically used compensation consultants in connection with performance of its duties. The Compensation Committee also oversees the administration of the Company’s equity-based compensation plans. The Compensation Committee held one meeting in fiscal year 2019.

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The Board has determined that Brett P. Seabert and Scott G. Capdevielle are “independent directors” under Nasdaq listing standards and SEC rules applicable to Compensation Committee members. Mr. Crail, who is also a member of the Compensation Committee, is not deemed to be independent under the applicable Nasdaq listing standards because he served as our Chief Executive Officer until February 2019. Although Mr. Crail is not an independent director, Section 5605(d)(2)(B) of the Nasdaq listing standards nonetheless permits the appointment of a non-independent director to the Compensation Committee if the Board, under exceptional and limited circumstances, determine that the non-independent director’s membership is in the best interests of the Company and its stockholders. Based on Mr. Crail’s extensive experience with the Company and his knowledge of the operations of the Company, the Board concluded that, under the exceptional and limited circumstances due to the unexpected passing of Lee Mortensen, Mr. Crail’s appointment to, and membership on, the Compensation Committee was in the best interests of the Company and its stockholders.

Nominating Committee

The responsibilities of our Nominating Committee include, among other things:

●	assisting the full Board;
●	identifying individuals qualified to become members of the Board;
●	approving and recommending to the full Board director candidates; and
●	determining procedures for the review, approval and recommendation of director candidates.

The Nominating Committee held one meeting in fiscal year 2019. The Board has determined that Scott G. Capdevielle and Brett P. Seabert, representing all of the members of the Nominating Committee were all "independent directors" under applicable Nasdaq listing standards.

Assuming election of our director nominees and pursuant to the Cooperation Agreement, after the Annual Meeting the Nominating Committee will consist of Scott G. Capdevielle (Chair), Brett P. Seabert and Mary K. Thompson. The Board has determined that Mary K. Thompson is an "independent director" under Nasdaq listing standards.

Director Nomination Process and Director Qualifications

The purposes of the Nominating Committee include (i) assisting the Board in identifying individuals qualified to become members of the Board; and (ii) approving and recommending qualified director candidates to the Board.

The Nominating Committee will consider director candidates recommended by stockholders when such recommendation is made in writing and (i) delivered pursuant to our Policy on Shareholder Communications with the Board, and (ii) received by us within the time period specified in our bylaws and as set forth in “Deadlines for Submitting Stockholder Proposals and Director Nominations” below. We did not receive any such nominations other than the nominations from AB Value, which have been withdrawn pursuant to the terms of the Cooperation Agreement, and no other nominations for election to our Board may be made by stockholders at the Annual Meeting.

In determining whether an individual is qualified to serve on our Board, whether recommended by the Nominating Committee or by stockholders, the Nominating Committee considers relevant factors, including, but not limited to, an individual’s independence, knowledge, skill, training, experience and willingness to serve on the Board. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee may do so by submitting a written recommendation to the Nominating Committee in accordance with the procedures set forth under “Other Information—Deadlines for Submitting Stockholder Proposals and Director Nominations.”

In identifying potential candidates for the Board, the Nominating Committee generally relies on a variety of resources to identify potential candidates, which, among other things and depending on the circumstances, may include its and the Board’s network of contacts, corporate search resources, and, if the Nominating Committee deems appropriate, a professional search firm. By utilizing a broad variety of resources as deemed appropriate by the Nominating Committee in light of the then-current mix of Board attributes and any previously identified potential candidates, the Nominating Committee believes it will be able to identify, evaluate and consider a diverse range of qualified candidates, including candidates that increase the gender, racial, ethnic and/or cultural diversity of the Board. We do not have a formal policy with respect to the consideration of diversity in identifying director candidates, however, in reviewing director nominee candidates, the Nominating Committee and the Board does consider diversity, including diversity of experience, gender, race, ethnicity, skills and backgrounds, so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills and expertise to oversee our business.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 11

The Nominating Committee also takes into consideration any written arrangements for director nominations the Company is a party to, including the Cooperation Agreement.

Stockholder Communications with the Board of Directors

The Board has adopted a Policy on Shareholder Communications with the Board in order to facilitate stockholder communications with the Board. Under the policy, stockholders are encouraged to contact the Board or any individual director or group of directors in writing by sending communications to Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, Stockholder Communication. A copy of the Policy on Shareholder Communications with the Board is available under Corporate Governance on the Investor Relations page of the Company’s website at www.rmcf.com.

No Hedging

We do not allow our management or directors to engage in hedging transactions in our stock.

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EXECUTIVE OFFICERS

The executive officers of the Company and their ages at December 10, 2019 are as follows:

Name	Age	Position
Bryan J. Merryman	59	Chairman of the Board, Chief Executive Officer and Chief Financial Officer
Gregory L. Pope	53	Senior Vice President – Franchise Development
Edward L. Dudley	56	Senior Vice President - Sales and Marketing
Donna L. Coupe	54	Vice President - Franchise Support and Training
Ryan R. McGrath	45	Vice President - Information Technology

Please see “Proposal 1 — Election of Directors—Nominees” above for information regarding Mr. Merryman.

Gregory L. Pope. Mr. Pope has served as Senior Vice President - Development since May 2004. Since joining the Company in October 1990, he has served in various positions, including store manager, new store opener and franchise field consultant. In March 1996, he became Director of Franchise Development and Support. In June 2001, he became Vice President of Franchise Development, a position he held until he was promoted to his present position.

Edward L. Dudley. Mr. Dudley has served as Senior Vice President - Sales and Marketing since June 2001. Previously, he served as Vice President of Sales and Marketing from January 1997 to June 2001. Prior to joining the Company, Mr. Dudley spent 10 years with Baxter Healthcare Corporation, a medical devices and services company, where he served in a number of senior marketing and sales management capacities, including most recently that of Director, Distribution Services from March 1996 to January 1997.

Donna L. Coupe. Ms. Coupe has served as Vice President - Franchise Support and Training since June 2008. From 1992 to 1997, she managed franchised Rocky Mountain Chocolate Factory stores in Northern California for absentee owners. Since joining the Company in October 1997, she has served in various positions including Field Consultant, Regional Manager and Director of Franchise Support.

Ryan R. McGrath. Mr. McGrath has served as Vice President - Information Technology since August 2017. Since joining the Company in October 2009, he has served in various positions, including Systems Analyst and Director of Information Technology. Prior to joining the Company, he held various operating and information technology roles, including work for Sports Express, a travel logistics company, where he focused on software, database and application development.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to annual compensation for the years indicated for the Company’s named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Bryan J. Merryman (1)	2019	$340,000	-0-	$4,125 (2)	$344,125
Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and Treasurer	2018	$340,000	-0-	$4,050 (2)	$344,050
Franklin E. Crail (1)	2019	$355,000	-0-	$47,539 (3)	$402,539
Former Chairman of the Board, Chief Executive Officer and President; Director	2018	$355,000	-0-	$41,262 (3)	$396,262
Edward L. Dudley	2019	$225,000	-0-	$3,167 (2)	$228,167
Senior Vice President – Sales and Marketing	2018	$225,000	-0-	$3,375 (2)	$228,375
Gregory L. Pope (4) Senior Vice President – Franchise Development	2019	$225,000	-0-	$1,688 (2)	$226,688

(1)

On February 26, 2019, Mr. Crail resigned as President and Chief Executive Officer, effective immediately. In addition, on February 26, 2019, Mr. Merryman was appointed as President and Chief Executive Officer to replace Mr. Crail.

(2)	Represents 401(k) plan matching contributions during each fiscal year.

(3)

Consists of life insurance premiums paid by the Company for fiscal years 2019 and 2018 of $43,414 and $37,212, respectively, and 401(k) plan matching contributions for fiscal years 2019 and 2018 of $4,125 and $4,050, respectively.

(4)	Mr. Pope was not a named executive officer for fiscal year 2018.

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Narrative Discussion of Summary Compensation Table

Salary, Bonus and Stock Awards. Base salary and cash bonuses for our named executive officers are reviewed on an annual basis by the Compensation Committee in conjunction with performance and upon the recommendations of our Chief Executive Officer. Our Chief Executive Officer is not present during voting or deliberation on his own compensation. Base salary adjustments and cash bonuses are awarded on a discretionary basis based on the Company’s overall performance and a subjective review of each named executive officer’s performance. For fiscal year 2019, in light of the Company’s performance and in the interest of the Company and our stockholders, our Chief Executive Officer did not recommend that the Compensation Committee award base salary adjustments or cash bonuses for the named executive officers for fiscal year 2019. The Compensation Committee did not award any salary adjustments or bonus payments in fiscal year 2019. In addition, in light of the Company’s performance, no equity grants were made to our named executive officers in fiscal years 2019 or 2018.

Benefits. Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms and conditions as our other salaried employees. Other elements of compensation for our named executive officers are participation in Company-wide life insurance, long-term disability insurance, medical benefits and the ability to defer compensation pursuant to a 401(k) plan. Our named executive officers also receive matching contributions from the Company under our 401(k) plan at a rate of 25% up to 1.5% of base salary, which is the same benefit available to all salaried employees.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding the number and estimated value of unvested stock awards held by each of the Company’s named executive officers at 2019 fiscal year-end. There were no outstanding stock options for any of our named executive officers at the end of fiscal year 2019.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Bryan J. Merryman	4/18/2013	20,000	(1)	$244,000
Franklin E. Crail (3)	—	—		—
Edward L. Dudley	4/18/2013	4,167	(1)	$39,503
Gregory L. Pope	4/18/2013	4,167	(1)	$39,503

____________________________

(1)

Represents restricted stock units (“RSUs”) that vest in six equal annual installments beginning on the first anniversary of the vesting commencement date. The vesting commencement date was July 18, 2013 for RSUs granted on April 18, 2013.

(2)	Based on a price of $9.48 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on February 28, 2019, the last trading day of fiscal year 2019.

(3)	All of Mr. Crail’s unvested equity awards were accelerated upon his retirement on February 26, 2019.

Potential Payments on Termination or Change in Control

We have arrangements with each of our named executive officers providing for post-employment payments under certain conditions, as described below.

Employment Agreements. We have entered into employment agreements with certain of our executives which contain, among other things, "change in control" severance provisions. Specifically, we have entered into employment agreements with Messrs. Merryman and Dudley. The agreements with each of Messrs. Merryman and Dudley provide for "at will" employment, which means we or the executive can terminate his employment at any time, with or without “cause” (as defined therein). The employment agreements generally provide that, if we terminate the executive's employment under circumstances constituting a "triggering termination," the executive will be entitled to receive, among other benefits, 2.99 times the sum of (i) the executive's annual salary and (ii) the lesser of (a) two times the bonus that would be payable to the executive for the bonus period in which the change in control occurred and (b) 25% of the executive's annual salary. The executive will also receive an additional payment of $18,000, which represents the estimated cost to the executive of obtaining accident, health, dental, disability and life insurance coverage for the 18-month period following the expiration of COBRA coverage.

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A “change in control,” as used in these employment agreements, generally means a change in the control of us following (1) an event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, without the approval of two-thirds of the Board prior to its occurrence or within 60 days thereafter, (2) a person (an “Acquiring Person”) acquiring direct or indirect beneficial ownership of 20% or more of our then outstanding voting securities, without the approval of two-thirds of the Board prior to its occurrence or within 60 days thereafter, (3) a merger, consolidation, sale of assets or other reorganization, or a proxy contest in which our Board prior to the transaction constitutes less than a majority of our Board after the transaction or (4) the members of our Board during any consecutive two-year period who at the beginning of such period constituted the Board cease to be the majority of the Board at the conclusion of that period. In addition to the foregoing, a change in control shall be deemed to have occurred if, after the occurrence of the event described in clause (2) above that has been approved by a two-thirds vote of the Board, the Acquiring Person shall have become the beneficial owner, directly or indirectly, of securities representing an additional 5% or more of the combined voting power of our then outstanding voting securities (a “Subsequent Share Acquisition”) without the approval prior thereto or within 60 days thereafter of at least two-thirds of the members of the Board who were in office immediately prior to such Subsequent Share Acquisition and were not appointed, nominated or recommended by, and do not otherwise represent the interests of, the Acquiring Person on the Board. Each subsequent acquisition by an Acquiring Person of securities representing an additional 5% or more of the combined voting power of our then outstanding voting securities shall also constitute a Subsequent Share Acquisition (and a change in control unless approved as contemplated by the preceding sentence) if the approvals contemplated above were given with respect to the initial Share Acquisition and all prior Subsequent Share Acquisitions by such Acquiring Person. A “triggering termination” generally occurs when an executive is terminated during a specified period preceding a change in control of us, or if the executive or we terminate the executive’s employment under circumstances constituting a triggering termination during a specified period after a change in control. A triggering termination also includes a voluntary termination by the executive within five business days before an anticipated change in control with the concurrence of two concurring persons (either the Chairman of the Board or a member of our Compensation Committee) that the change in control is likely to occur during such five-business day period. In such event, the executive must agree to continue to work on an at-will basis, without compensation, until the change in control occurs. If the change in control does not occur within ten business days, the executive must refund the severance payment to us.

2007 Equity Compensation Plan. Our 2007 Equity Incentive Plan provides that in the event of a Company transaction in which all of the named executive officer’s unvested option awards or RSUs are not converted, assumed or replaced by the successor company, such options or RSUs will immediately vest and become exercisable and payable immediately prior to the company transaction. In addition, in the event of a change in control, all of the named executive officer’s unvested option awards and RSUs will immediately vest and become exercisable and payable.

Assuming the applicable triggering event took place on February 28, 2019, the named executive officers would have been eligible for payments set forth in the following table. These payments are estimates. If a specific triggering event had actually occurred, the named executive officer would only receive the payments that applied to that specific triggering event. These payments would come from us if the triggering event occurred before a change in control and from the successor company if after a change in control. As of February 28, 2019, no outstanding stock option awards for our named executive officers were outstanding.

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Name	Change in Control Severance Payment ($)(1)	Payment for Continuing Insurance Coverage ($)	RSU Acceleration (2)	Total
Bryan J. Merryman	$1,326,813	$15,500	$94,800	$1,437,113
Edward L. Dudley	$840,938	$15,500	$39,503	$ 895,941
Gregory L. Pope	—	—	$39,503	$39,503

_________________________

(1)	These amounts are based on 2.99 times 125% of each executive’s base salary in place during fiscal year 2019.

(2)	Based on a price of $9.48 per share, which was the closing price of our common stock as reported on the Nasdaq Global Market on February 28, 2019, the last trading day of fiscal year 2019.

Retirement Separation Agreement with Mr. Crail. In connection with Mr. Crail’s retirement on February 26, 2019, the Company entered into a Retirement Separation and General Release Agreement with Mr. Crail (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company agreed to accelerate the vesting of all of Mr. Crail’s outstanding equity awards and, for so long as Mr. Crail continues to serve on the Board, to provide (or pay premiums for) a Medicare supplemental insurance policy for Mr. Crail.

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DIRECTOR COMPENSATION

Director Compensation

Non-employee directors are generally compensated with a combination of cash retainers for serving on committees of the Board and annual equity grants. Our director compensation policy for fiscal year 2019 provided for the following compensation to our non-employee directors:

Cash Retainer. Non-employee directors receive cash retainers for their service on the committees of the Board and on the Board. Each non-employee director is paid $3,125 quarterly. Audit Committee members are paid $500 quarterly, with the chairman of the Audit Committee being paid $1,500 quarterly. Additionally, Audit Committee members receive $250 for each meeting held by phone and $500 for each meeting held in person. Also, an Audit Committee member attending all of the Audit Committee meetings for any fiscal year receives a $1,000 bonus for that year. Members of our Compensation Committee are paid $750 quarterly, with the chairman of the Compensation Committee being paid $1,500 quarterly. Members of our Nominating Committee do not receive any additional compensation for their service on the Nominating Committee.

Equity Awards. Non-employee directors generally receive annual equity awards under our 2007 Equity Incentive Plan at the discretion of the Compensation Committee. For their service in fiscal year 2019, each non-employee director was granted 2,000 shares of common stock and an additional 500 shares of common stock were granted to the chairman of each of the Audit Committee and the Compensation Committee, unless the non-employee director elected to receive a cash payment in lieu of the equity award. In fiscal year 2019, all of our directors, except for Mr. Engle, elected to receive the cash payment in lieu of the equity award. Any cash payment in lieu of an equity award was paid in an amount equal to the potential grant date fair value of the equity award.

The following table summarizes the total compensation paid to each of our non-employee directors who served during fiscal year 2019. Mr. Crail, our former President and Chief Executive Officer, and Mr. Merryman, our current President, Chief Executive Officer, Chief Financial Officer and Treasurer, do not receive any compensation for their service as directors. See “Executive Compensation” above for information regarding the compensation for Messrs. Crail and Merryman.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Lee N. Mortenson(1)	$49,470	-0-	$49,470
Brett P. Seabert	$44,480	-0-	$44,480
Scott G. Capdevielle	$44,480	-0-	$44,480
Clyde Wm. Engle	$12,750	$24,480	$37,230

___________________________

(1)	Mr. Mortenson served as a director until his passing on October 5, 2018. The payments above represent payments for his service from the start of fiscal year 2019 until his passing.

(2)

Represents the grant date fair value for stock awards granted during fiscal year 2019 computed in accordance with the requirements of FASB ASC Topic 718. A summary of the assumptions we applied in calculating these amounts is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2019.

Special Compensation for Strategic Alternatives Review

As previously disclosed in May 2019, the Board commenced a process to explore and evaluate strategic alternatives to maximize stockholder value and position the Company for long-term success. As part of the strategic review process, the Board approved additional compensation for non-employee directors on the Board for their efforts in the process. During the strategic review period, each non-employee director will receive additional cash compensation of $3,125 per quarter and a one-time equity grant of 2,000 shares of common stock, each of which the non-employee directors may elect to receive in cash or equity at their individual election.

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PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective October 1, 2018, EKS&H LLLP (“EKS&H”), the former independent registered public accounting firm for the Company combined with Plante & Moran PLLC (“Plante Moran”). As a result of this transaction, on October 1, 2018, EKS&H resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Audit Committee of the Company approved the engagement of Plante Moran as the new independent registered public accounting firm for the Company for the fiscal year ending February 28, 2019.

The audit reports of EKS&H on the Company’s financial statements for the years ended February 28, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended February 28, 2018 and 2017 and through the subsequent interim period preceding EKS&H’s resignation, there were no disagreements between the Company and EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EKS&H would have caused them to make reference thereto in their reports on the Company’s financial statements for such years. During the two most recent fiscal years ended February 28, 2018 and 2017 and through the subsequent interim period preceding EKS&H’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years ended February 28, 2018 and 2017 and through the subsequent interim period preceding Plante Moran’s engagement, the Company did not consult with Plante Moran on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Plante Moran did not provide either a written report or oral advise to the Company that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EKS&H a copy of the disclosures set forth in Item 4.01 of its Current Report on Form 8-K that was filed with the SEC on October 3, 2018 (the “Form 8-K”) and requested that EKS&H furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in the Form 8-K. A copy of EKS&H’s letter dated October 3, 2018 was filed as Exhibit 16.1 to the Form 8-K.

Although we are not required to seek stockholder ratification of this appointment, the Board and the Audit Committee believes it to be sound corporate governance to do so. If the appointment of Plante Moran as our independent registered public accounting firm is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. It is expected that representatives of Plante Moran will be present at the Annual Meeting, and the representatives of Plante Moran will have the opportunity to make any statement they desire and will be available to respond to appropriate questions at the Annual Meeting.

Independent Registered Public Accounting Firm Fees

Fees billed by EKS&H in fiscal years 2018 and 2019 were as follows:

	2019	2018
Audit fees	$114,725	$155,711
Audit-related fees(1)	$15,750	$15,750
Tax fees(2)	$14,325	$42,795
All other fees	—	—
Total	$144,800	$214,256

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Fees billed by Plante Moran in fiscal years 2018 and 2019 were as follows:

	2019	2018
Audit fees	$19,250	—
Audit-related fees(1)	—	—
Tax fees(2)	$27,475	—
All other fees	—	—
Total	$46,725	—

__________________________

(1)

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plans, and additional compliance procedures related to performance of the review or audit of the Company's financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls.

(2)	Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services to be provided by the independent auditor. Such policy requires that all audit and permissible non-audit services to be provided by the independent auditor must be submitted to the Audit Committee for approval at a meeting of the Audit Committee or by unanimous written consent of the Audit Committee in lieu of a meeting. The Audit Committee has determined that the provision of the services listed above is compatible with maintaining the principal accountant's independence, and pre-approved all such services and fees in fiscal year 2018 and 2019.

BOARD RECOMMENDATION: The Board unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of Plante Moran as our independent registered public accounting firm for the fiscal year ending February 29, 2020.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 20

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be, or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent registered public accounting firm included in the report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB or that the Company's independent registered public accounting firm is in fact "independent."

The Audit Committee has met and held discussions separately with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s audited financial statements for the fiscal year ended February 28, 2019 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB.

The independent registered public accounting firm also provided to the Audit Committee the written disclosure and letter required by the PCAOB regarding the independent accounting firm's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm the firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions described above, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended February 28, 2019 filed with the SEC.

Submitted by the Audit Committee,

Brett P. Seabert (Chairman)

Scott G. Capdevielle

Clyde Wm. Engle

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 21

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the Exchange Act requirements, we are providing our stockholders with an opportunity to express their views on our named executive officers’ compensation.  Although this advisory vote is nonbinding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs. Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders until the next required stockholder vote on the frequency of such votes. See Proposal. 4, relating to the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.

We encourage stockholders to read the “Executive Compensation” section in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in fiscal year 2019. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.  The Compensation Committee and our Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any other related disclosure in the proxy statement.”

BOARD RECOMMENDATION: The Board unanimously recommends that the stockholders vote “FOR” the advisory vote to approve the compensation of our named executive officers.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 22

PROPOSAL 4 — ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, at least every six years, stockholders have an opportunity to provide an advisory vote on how frequently we should hold an advisory vote on the compensation of our named executive officers. Our stockholders last voted on this matter at our 2013 Annual Meeting of Stockholders. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years, or they may abstain from voting.

The Board has discussed and carefully considered the alternatives regarding the frequency of future advisory votes to approve the compensation of our named executive officers in an effort to determine the approach that would best serve the Company and its stockholders. Our Board has considered several factors supporting an annual vote, including:

●	An annual say-on-pay vote is consistent with past practice, as we have been conducting an annual vote since 2013.

●	An annual say-on-pay vote provides us with immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year.

●

An annual say-on-pay vote provides frequent feedback from our stockholders, which is consistent with our efforts to seek input from our stockholders regarding corporate governance and our compensation philosophy.

●

The lack of an annual say-on-pay vote might make it more difficult for us to understand the outcome of a stockholder vote as to whether the stockholder vote pertains to the compensation disclosed in the current year proxy statement or pay practices over the previous year or two years. As a result, a frequency other than annual might make it more difficult for the Board to understand and respond appropriately to the message being communicated by our stockholders.

●	Our stockholders voted to recommend an annual say-on-pay vote at our 2013 Annual Meeting of Stockholders.

After such consideration, the Board believes that it is most appropriate to continue to conduct an advisory vote on the compensation of our named executive officers every year.

The voting frequency option that receives the highest number of votes cast, in person or by proxy, at the Annual Meeting will be deemed the frequency for the advisory vote to approve the compensation of our named executive officers that has been approved, on an advisory basis, by stockholders. The vote to approve the frequency of future say on pay votes is advisory and therefore will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and Board will take the voting results into consideration when determining the frequency and timing of future say on pay votes.

BOARD RECOMMENDATION: The Board unanimously recommends that the stockholders vote for a frequency period of “ONE YEAR” for future advisory votes to approve the compensation of our named executive officers.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of November 15, 2019, with respect to the shares of our common stock beneficially owned (i) by each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) by each director, (iii) each named executive officer set forth in the Summary Compensation Table above and (iv) by all of our directors and executive officers as a group. As of November 15, 2019, 5,994,997 shares of our common stock were outstanding.

The number of shares beneficially owned includes shares of our common stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days of November 15, 2019 through the exercise of options, vesting of RSUs, or through the conversion of another security. For purposes of calculating each person’s or group’s percentage ownership, shares of our common stock issuable upon the exercise of options, vesting of RSUs or through conversion of another security within 60 days of November 15, 2019 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Except as noted, each beneficial owner has sole investment and voting power with respect to our common stock.

Unless otherwise indicated, the address for each director and named executive officer listed below is c/o Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Stockholders:
FMR LLC	582,493	(1)	9.7%
Renaissance Technologies LLC	487,939	(2)	8.1%
AB Value Management LLC	460,189	(3)	7.7%
Taylor Hoffman Wealth Management, LLC	302,366	(4)	5.0%

Directors and Named Executive Officers:
Bryan J. Merryman	40,000		*
Franklin E. Crail	491,126	(5)	8.2%
Clyde Wm. Engle	4,000		*
Brett P. Seabert	-		*
Scott G. Capdevielle	8,228		*
Andrew T. Berger	460,189	(6)	7.7%
Mary K. Thompson	-		*
Edward L. Dudley	37,063		*
Gregory L. Pope	60,231	(7)	1.0%
All executive officers and directors as a group (9 persons) (7)	653,119		10.9%

____________________________

* Less than 1%

(1)	Based solely on the information contained in a filing on Schedule 13G/A filed with the SEC on February 13, 2019. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)

Based solely on the information contained in a filing on Schedule 13G/A filed with the SEC on February 13, 2019. The shares are beneficially owned by Renaissance Technologies LLC and its affiliate, Renaissance Technologies Holdings Corporation. The address of Renaissance Technologies LLC and its affiliates is 800 Third Avenue, New York, New York 10022.

(3)

Based solely on the information contained in a filing on Schedule 13D/A filed with the SEC on December 5, 2019. The address of AB Value Management LLC is 200 Sheffield Street, Suite 311, Mountainside, New Jersey 07092.

(4)

Based solely on the information contained in a filing on Schedule 13G/A filed with the SEC on February 14, 2019. The shares are beneficially owned by Taylor Hoffman Wealth Management, LLC, Brandon Christopher Taylor and Gabriel Christopher Hoffman. The address of Taylor Hoffman Wealth Management, LLC and its affiliates is 1802 Bayberry Court, Suite 101, Richmond, Virginia 23226.

(5)	Includes 44,452 shares held within the Rocky Mountain Chocolate Factory, Inc. 401(K) Plan.

(6)	Mr. Berger, as managing member of AB Value Management LLC, may be deemed to beneficially own the 460,189 shares of common stock beneficially owned by AB Value Management LLC. See Footnote 3.

(7)	Includes 40,553 shares held within the Rocky Mountain Chocolate Factory, Inc. 401(K) Plan.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 24

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

The following is a description of transactions entered into, or in effect, after March 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Cooperation Agreement

On December 3, 2019 (the “Effective Date”), we entered into the Cooperation Agreement with AB Value, pertaining to, among other things, the nomination and election of two directors to the Board at the Annual Meeting. Pursuant to the Cooperation Agreement, subject to conditions, AB Value agreed to customary standstill and voting provisions.

Pursuant to the Cooperation Agreement, we agreed to take appropriate action to nominate Andrew T. Berger and Mary K. Thompson (each, an “AB Value Director” and together, the “AB Value Directors”) for election to the Board at Annual Meeting. The AB Value Directors will also have certain board observer and information rights with respect to the Board, its committees and the Company, as set forth in the Agreement.

If the AB Value Directors are elected to serve as directors on the Board at the Annual Meeting, the AB Value Directors are expected to serve until our 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The Board agreed to re-nominate the AB Value Directors for election to the Board at the 2020 Annual Meeting; provided, that Mr. Berger has not previously resigned from the Board. We agreed to use the same solicitation efforts on behalf of the AB Value Directors as for all other nominees at the Annual Meeting and the 2020 Annual Meeting. In addition, subject to certain conditions and requirements described in the Agreement, AB Value will have certain replacement rights in the event Ms. Thompson resigns or either AB Value Director is otherwise unable to serve as a director during the Standstill Period (as defined below).

The Company and AB Value agreed to a “Standstill Period” commencing on the Effective Date and ending on the date that is the earliest of (i) the date that is 15 days prior to the beginning of our advance notice period for the nomination of directors at the 2021 annual meeting of stockholders, (ii) Mr. Berger’s resignation from the Board any time after the Annual Meeting, and (iii) a material breach by the Company of its obligations under the Cooperation Agreement which (if capable of being cured) is not cured within 15 days after receipt by the Company of written notice from AB Value specifying the material breach.

The Company and AB Value further agreed to customary mutual non-disparagement provisions during the Standstill Period.

The Cooperation Agreement will remain in effect until the date that is earliest of (i) the date that is 15 days prior to the beginning of the Company’s advance notice period for the nomination of directors at the Company’s 2021 annual meeting of stockholders, (ii) Mr. Berger’s resignation from the Board any time after the 2019 Annual Meeting, and (iii) a material breach by either party thereto of its obligations under the Agreement which (if capable of being cured) is not cured within 15 days after receipt by such breaching party of written notice from the other party specifying the material breach.

Other elements of the Cooperation Agreement include, among others:

●

AB Value’s agreement, subject to certain exceptions, including exceptions related to extraordinary transactions and adverse proxy advisor recommendations, to vote its shares of common stock as recommended by the Board on any matter to be voted on at any meetings of stockholders during the Standstill Period, including with respect to the election of directors;

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 25

●

if the AB Value Directors are elected to the Board at the Annual Meeting, immediately following the Annual Meeting, the Board's agreement to take the necessary steps to appoint (i) each AB Value Director to the Audit Committee of the Board and (ii) Ms. Thompson to the Nominating Committee of the Board, in each case, subject to their qualifications to serve on such committees under Nasdaq Stock Market listing standards and the applicable U.S. Securities and Exchange Commission rules and regulations, and the AB Value Directors will serve on such respective Board committees, and any related or created subcommittees, for so long as the AB Value Directors serve as directors of the Board;

●

if, during the Standstill Period, the Board establishes any new committee, then each of the AB Value Directors will be appointed to any such new committee and any related subcommittee and serve on any such new committee, so long as the AB Value Directors serve as directors of the Board;

●

following the Annual Meeting, each AB Value Director will have observer rights for each of the Board committee meetings on which he or she does not serve for a period of one year, and such observer rights include general access to the materials provided to and for the committees and the ability to fully cooperate in committee discussions; and

●	the Company’s agreement not to increase the size of the Board to more than seven directors from the Effective Date until the end of the Standstill Period.

During the term of the Cooperation Agreement, AB Value agreed, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things:

●

not to, among other things, (i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or consents to vote or advise, (ii) encourage or influence any third party with respect to the voting of any shares of Voting Securities (as defined in the Cooperation Agreement) for the election of individuals to the Board or to approve stockholder proposals, (iii) become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined in the Exchange Act), or (iv) make or be the proponent of any stockholder proposal;

●	form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act);

●	at no time beneficially own 12.5% or more of the Common Stock (as defined in the Cooperation Agreement) outstanding at such time;

●

effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets or sale, spinoff, split off, or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures;

●

take any public action, or private action involving any third party, in support of or make any public proposal, or private proposal involving any third party, or public request, or private request involving any third party, regarding certain actions related to the Company, subject to certain exceptions;

●

make any public disclosure, announcement or statement regarding any intent, purpose, arrangement, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or the Cooperation Agreement that is inconsistent with the Cooperation Agreement; or

●	take any action which could cause or require the Company to make a public announcement regarding any of the foregoing, publicly seek or request permission to do any of the foregoing.

Policies and Procedures for Approving Transactions with Related Persons

The independent members of the Board have the responsibility to review and approve related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance; however, the Board has not adopted a written policy or procedures governing its approval of transactions with related persons. Other than the Cooperation Agreement, there were no related person transactions in fiscal years 2018 or 2019.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 26

OTHER INFORMATION

Deadlines for Submitting Stockholder Proposals and Director Nominations

Any proposal that a stockholder wishes to have considered for inclusion in our 2019 proxy materials pursuant to SEC Rule 14a-8 must be received by us at the address below on or before August 12, 2020, unless the date of our next annual meeting of stockholders is more than 30 days before or after January 9, 2021, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.

If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the next Annual Meeting of Stockholders through our proxy access bylaw provision, we must receive proper written notice of the nomination not later than 120 days or earlier than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the next Annual Meeting of Stockholders, or between July 13, 2020 and August 12, 2020. In the event that the next Annual Meeting of Stockholders is more than 30 days before or after January 9, 2021, the notice must be delivered no earlier than the 150th day prior to such meeting and no later than the 120th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made. In addition, the nomination must otherwise comply with the requirements in our bylaws. The requirements of such notice can be found in our bylaws, a copy of which is available under Corporate Governance on the Investor Relations page of our website at www.rmcf.com.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2020 Annual Meeting of Stockholders, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a stockholder’s notice must be delivered to and received by our Secretary at our principal executive offices not less than 45 days or more than 75 days prior to the one-year anniversary of the date we first mailed our proxy materials or Notice of Internet Availability of Proxy Materials (whichever is earlier) for the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal must be received between September 26, 2020 and the close of business on October 26, 2020. However, subject to the last sentence of this paragraph, in the event that the next annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after January 9, 2021, notice by the stockholder to be timely must be received not later than the close of business on the later of the (i) 90th day prior to such annual meeting or (ii) 10th day following the date on which public announcement of the date of the next annual meeting of stockholders is first made. In no event shall an adjournment or postponement of the [2020] Annual Meeting of Stockholders for which notice has been given, commence a new time period for the giving of a stockholder’s notice.

All stockholder director nominations and proposals must comply with the procedures outlined in our bylaws and in SEC regulations regarding the inclusion of stockholder director nominations and proposals in company-sponsored proxy materials. Stockholder director nominations and proposals must be submitted in writing to our Secretary at our principal executive offices at 265 Turner Drive, Durango, Colorado 81303. A copy of our bylaws is available under Corporate Governance on the Investor Relations page of our website at www.rmcf.com.

2019 Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended February 28, 2019, filed with the SEC on May 15, 2018, as amended by our Annual Report on Form 10-K/A for the fiscal year ended February 28, 2019, filed with the SEC on June 28, 2019, is being made available to stockholders along with this proxy statement at www.proxy-direct.com. Stockholders may request to receive an additional copy of our 2019 Annual Report on Form 10-K, as amended, at no charge by writing to our Secretary at our principal executive offices at 265 Turner Drive, Durango, Colorado 81303.

Householding

Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock may only be sent one Notice or set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials were delivered. If you wish to receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, please contact our Secretary in writing, at 265 Turner Drive, Durango, Colorado 81303, or by telephone at (970) 259-0554.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 27

Other Matters at the Annual Meeting

As of the date of this proxy statement, management knows of no matters not described herein to be brought before the stockholders at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company and its stockholders.

By Order of the Board of Directors,

/s/ Bryan J. Merryman

Bryan J. Merryman
Chairman of the Board, Chief Executive Officer
and Chief Financial Officer

December 10, 2019

IT IS VERY IMPORTANT THAT YOU SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS ARE URGED TO PROMPTLY VOTE THEIR SHARES AS DIRECTED IN THE PROXY CARD AS SOON AS POSSIBLE, REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL MEETING.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | PROXY STATEMENT | PAGE 28

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned stockholder of Common Stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the "Company"), hereby appoints BRYAN J. MERRYMAN and TRACY D. WOJCIK, and each of them, as Proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on January 9, 2020, at 10:00 a.m. MST, at The DoubleTree Hotel, 501 Camino Del Rio, Durango, Colorado 81301 (the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted as specified. If this Proxy is executed but no specification is made, the votes entitled to be cast by the undersigned will be voted in accordance with the Board of Director's recommendations. The votes entitled to be cast by the Proxy holder(s) will be cast in the discretion of the Proxy holder(s) on any other matter that may properly come before the Annual Meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

____

____

____

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

RMC_31036_121019

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. Annual Meeting of Stockholders to Be Held on January 9, 2020. The Proxy Statement, Annual Report on Form 10-K and Proxy Card for this meeting are available at: https://www.proxy-direct.com/qeo-31036

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE, YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: [X]

A **Proposals – THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 1 YEAR ON PROPOSAL 4.**

	FOR	WITHHOLD		FOR	WITHHOLD		FOR	WITHHOLD
01. Franklin E. Crail	☐	☐	04. Clyde Wm. Engle	☐	☐	07. Mary K. Thompson	☐	☐
02. Bryan J. Merryman	☐	☐	05. Scott G. Capdevielle	☐	☐			
03. Brett P. Seabert	☐	☐	06. Andrew T. Berger	☐	☐			

4. Advisory vote on the frequency of future advisory votes to approve the compensation of the Company's named executive officers. 1YEAR ☐ 2YEARS ☐ 3YEARS ☐ ABSTAIN ☐

B **Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below**

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /		

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